Exhibit 99.1

NuStar Energy Reports Earnings Results for Third Quarter of 2012

Storage and Transportation Segments Continue to Perform Better

Than Last Year

Recently Completed Fourth Internal Growth Project in the Eagle Ford Shale

Declared Distribution of $1.095 Per Unit

SAN ANTONIO, October 25, 2012 — NuStar Energy L.P. (NYSE: NS) today announced third quarter distributable cash flow available to limited partners of $54.6 million, or $0.75 per unit, compared to 2011 third quarter distributable cash flow of $80.3 million, or $1.24 per unit.  For the nine months ended September 30, 2012, distributable cash flow available to limited partners was $114.2 million, or $1.59 per unit, compared to $244.8 million, or $3.79 per unit for the nine months ended September 30, 2011.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $69.5 million for the third quarter of 2012 compared to $138.8 million for the third quarter of 2011.  For the nine months ended September 30, 2012, EBITDA was $5.1 million, compared to $391.7 million for the nine months ended September 30, 2011.

The company reported a third quarter net loss applicable to limited partners of $6.5 million, or $0.09 per unit, compared to net income applicable to limited partners of $59.8 million, or $0.92 per unit, earned in the third quarter of 2011.  For the nine months ended September 30, 2012, the company reported a net loss applicable to limited partners of $242.1 million, or $3.40 per unit, compared to net income applicable to limited partners of $160.9 million, or $2.49 per unit, for the nine months ended September 30, 2011.

The partnership also announced that its board of directors has declared a third quarter 2012 distribution of $1.095 per unit.  The third quarter 2012 distribution will be paid on November 14, 2012, to holders of record as of November 9, 2012.  Distributable cash flow available to limited partners covers the distribution to the limited partners by 0.68 times for the third quarter of 2012.

“Our storage and transportation segments continue to perform better than last year as we realize the benefits of completing several internal growth capital projects over the past year,” said Curt Anastasio, Chief Executive Officer and President of NuStar Energy L.P. and NuStar GP Holdings, LLC. “However losses in our Asphalt and Fuels Marketing segment as a result of continued high crude oil prices and weak demand in our asphalt operations, hedging losses associated with the company’s San Antonio refinery and reduced margins on the sales of products in the company’s fuels marketing operations more than offset the improved

-More-

performance in our storage and transportation segments causing NuStar’s third quarter results to be lower than last year.”

Anastasio added, “The September 28, 2012 closing of the sale of a 50% interest in our asphalt operations will reduce our investment in the margin based side of our business while our investment in the fee based side of our business continues to grow as a result of our internal growth capital program.”

Third Quarter and Year to Date Adjustments

The third quarter 2012 results included $21.6 million, or $0.29 per unit, of non-cash losses related primarily to inventory resulting from the September 28, 2012 sale of a 50% voting interest in the company’s asphalt operations to an affiliate of Lindsay Goldberg LLC.  Excluding these items and other adjustments, third quarter 2012 adjusted net income applicable to limited partners would have been $14.1 million, or $0.19 per unit.

Results for the nine months ended September 30, 2012 included $287.9 million, or $3.95 per unit, of non-cash items for anasset impairment and inventory losses resulting from the asphalt joint venture transaction. Excluding these items and other adjustments, adjusted net income applicable to limited partners for the nine months ended would have been $34.1 million, or $0.47 per unit.

Internal Growth Project Update

“Early in October we completed the construction of a fifty-five mile twelve-inch pipeline that will transport Eagle Ford crude to the Corpus Christi area,” said Anastasio.  “This is the fourth internal growth project we have completed in the Eagle Ford Shale in the past eighteen months giving NuStar the ability to transport approximately 300,000 barrels per day of Eagle Ford crude to the Corpus Christi market,”

Anastasio went on to say, “We also expect to complete a one million barrel tank expansion project at our St. Eustatius terminal facility later this quarter.  This will expand the storage capacity of this facility to close to fourteen million barrels.”

Earnings Outlook for the Fourth Quarter of 2012

In regard to the fourth quarter 2012 outlook for NuStar Energy L.P.’s business segments Anastasio commented, “We expect EBITDA in both our transportation and asphalt and fuels marketing segments to be higher than last year.  The transportation segment should continue to benefit from our Eagle Ford Shale internal growth projects while the asphalt and fuels marketing

-More-

segment will benefit from the deconsolidation of the asphalt operations as a result of the asphalt joint venture transaction.  EBITDA in our storage segment should be comparable to last year’s fourth quarter.”

A conference call with management is scheduled for 10:00 a.m. ET (9:00 a.m. CT) today, October 25, 2012, to discuss the financial and operational results for the third quarter of 2012.  Investors interested in listening to the presentation may call 800/622-7620, passcode 35510410.  International callers may access the presentation by dialing 706/645-0327, passcode 35510410.  The company intends to have a playback available following the presentation, which may be accessed by calling 800/585-8367, passcode 35510410.  International callers may access the playback by calling 404/537-3406, reservation passcode 35510410.  A live broadcast of the conference call will also be available on the company’s Web site at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has 8,433 miles of pipeline; 82 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids; a fuels refinery with a throughput capacity of 14,500 barrels per day; and 50% ownership in two asphalt refineries with a combined throughput capacity of 104,000 barrels per day.  The partnership’s combined system has approximately 94 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, the United Kingdom and Turkey.  For more information, visit NuStar Energy L.P.’s Web site at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d).  Please note that 100% of NuStar’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business.  Accordingly, all of NuStar’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable.  Nominees, and not NuStar, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

-More-

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements regarding future events.  All forward-looking statements are based on the partnership and company’s beliefs as well as assumptions made by and information currently available to the partnership and company.  These statements reflect the partnership and company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions.  These risks, uncertainties and assumptions are discussed in NuStar Energy L.P. and NuStar GP Holdings, LLC’s 2011 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission.

-More-

NuStar Energy L.P. and Subsidiaries

Consolidated Financial Information

(Unaudited, Thousands of Dollars, Except Unit Data and Per Unit Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Statement of Income Data:
Revenues:
Services revenues	$221,821	$210,681	$636,548	$608,689
Product sales	1,522,945	1,613,669	4,745,815	4,039,461
Total revenues	1,744,766	1,824,350	5,382,363	4,648,150

Costs and expenses:
Cost of product sales	1,486,985	1,535,609	4,638,011	3,797,424
Operating expenses	142,419	135,615	403,348	390,480
General and administrative expenses	24,954	17,731	75,276	69,833
Depreciation and amortization expense	39,686	42,418	129,943	124,354
Asset impairment loss	—	—	249,646	—
Goodwill impairment loss	—	—	22,132	—
Gain on legal settlement	—	—	(28,738)	—
Total costs and expenses	1,694,044	1,731,373	5,489,618	4,382,091
Operating income (loss)	50,722	92,977	(107,255)	266,059
Equity in (loss) earnings of joint venture	(951)	2,599	3,816	6,997
Interest expense, net	(24,867)	(21,565)	(71,037)	(62,644)
Other (expense) income, net	(19,940)	767	(21,384)	(5,699)
Income (loss) before income tax expense	4,964	74,778	(195,860)	204,713
Income tax expense	622	4,497	20,354	13,311
Net income (loss)	$4,342	$70,281	$(216,214)	$191,402

Net (loss) income applicable to limited partners	$(6,503)	$59,783	$(242,113)	$160,932

Net (loss) income per unit applicable to limited partners	$(0.09)	$0.92	$(3.40)	$2.49

Weighted average limited partner units outstanding	72,383,578	64,612,423	71,302,538	64,611,181

EBITDA (Note 1)	$69,517	$138,761	$5,120	$391,711

Distributable cash flow (Note 1)	$67,378	$90,970	$150,178	$276,524

	September 30,	September 30,	December 31,
	2012	2011	2011
Balance Sheet Data:
Debt, including current portion (a)	$2,036,406	$2,525,655	$2,293,030
Partners’ equity (b)	2,672,099	2,525,049	2,864,335
Debt-to-capitalization ratio (a) / ((a)+(b))	43.2%	50.0%	44.5%

NuStar Energy L.P. and Subsidiaries

Consolidated Financial Information - Continued

(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Segment Data:
Storage:
Throughput (barrels/day)	780,560	721,618	755,893	679,031
Throughput revenues	$23,222	$21,743	$67,679	$58,388
Storage lease revenues	125,708	120,146	379,473	359,820
Total revenues	148,930	141,889	447,152	418,208
Operating expenses	75,210	71,386	214,605	213,230
Depreciation and amortization expense	23,298	21,725	69,725	64,656
Asset impairment loss	—	—	2,126	—
Segment operating income	$50,422	$48,778	$160,696	$140,322

Transportation:
Refined products pipelines throughput (barrels/day)	521,255	523,279	490,775	509,354
Crude oil pipelines throughput (barrels/day)	368,846	319,103	333,859	304,554
Total throughput (barrels/day)	890,101	842,382	824,634	813,908
Revenues	$93,730	$81,899	$247,109	$226,471
Operating expenses	37,788	30,796	96,084	85,381
Depreciation and amortization expense	13,345	12,855	39,607	38,282
Segment operating income	$42,597	$38,248	$111,418	$102,808

Asphalt and fuels marketing:
Product sales	$1,523,044	$1,618,693	$4,746,221	$4,049,079
Cost of product sales	1,495,312	1,545,340	4,659,912	3,821,379
Gross margin	27,732	73,353	86,309	227,700
Operating expenses	42,010	41,862	128,829	113,506
Depreciation and amortization expense	1,404	6,073	15,119	16,505
Asset and goodwill impairment loss	—	—	266,357	—
Segment operating (loss) income	$(15,682)	$25,418	$(323,996)	$97,689

Consolidation and intersegment eliminations:
Revenues	$(20,938)	$(18,131)	$(58,119)	$(45,608)
Cost of product sales	(8,327)	(9,731)	(21,901)	(23,955)
Operating expenses	(12,589)	(8,429)	(36,170)	(21,637)
Total	$(22)	$29	$(48)	$(16)

Consolidated Information:
Revenues	$1,744,766	$1,824,350	$5,382,363	$4,648,150
Cost of product sales	1,486,985	1,535,609	4,638,011	3,797,424
Operating expenses	142,419	135,615	403,348	390,480
Depreciation and amortization expense	38,047	40,653	124,451	119,443
Asset and goodwill impairment loss	—	—	268,483	—
Segment operating income (loss)	77,315	112,473	(51,930)	340,803
General and administrative expenses	(24,954)	(17,731)	(75,276)	(69,833)
Other depreciation and amortization expense	(1,639)	(1,765)	(5,492)	(4,911)
Other asset impairment loss	—	—	(3,295)	—
Gain on legal settlement	—	—	28,738	—
Consolidated operating income (loss)	$50,722	$92,977	$(107,255)	$266,059

NuStar Energy L.P. and Subsidiaries

Consolidated Financial Information - Continued

(Unaudited, Thousands of Dollars, Except Per Unit Data)

Notes:

(1) NuStar Energy L.P. utilizes two financial measures, EBITDA and distributable cash flow, which are not defined in United States generally accepted accounting principles.  Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance.  In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating.  Neither EBITDA nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income.  They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to EBITDA and distributable cash flow:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income	$4,342	$70,281	$(216,214)	$191,402
Plus interest expense, net	24,867	21,565	71,037	62,644
Plus income tax expense	622	4,497	20,354	13,311
Plus depreciation and amortization expense	39,686	42,418	129,943	124,354
EBITDA	69,517	138,761	5,120	391,711
Less equity in loss (earnings) of joint ventures	951	(2,599)	(3,816)	(6,997)
Less interest expense, net	(24,867)	(21,565)	(71,037)	(62,644)
Less reliability capital expenditures	(8,780)	(15,104)	(23,784)	(41,257)
Less income tax expense	(622)	(4,497)	(20,354)	(13,311)
Plus distributions from joint venture	3,098	2,668	6,364	9,397
Plus other non-cash items (a)	21,579	—	274,677	5,093
Mark-to-market impact on hedge transactions (b)	6,502	(9,944)	(16,992)	(8,718)
Contingent loss adjustment	—	3,250	—	3,250
Distributable cash flow	$67,378	$90,970	$150,178	$276,524

EBITDA	$69,517	$138,761	$5,120	$391,711
EBITDA attributable to noncontrolling interest	(66)	100	(79)	386
EBITDA attributable to NuStar Energy L.P.	$69,583	$138,661	$5,199	$391,325

Distributable cash flow	$67,378	$90,970	$150,178	$276,524
Distributable cash flow attributable to noncontrolling interest	30	87	44	388
Distributable cash flow attributable to NuStar Energy L.P.	$67,348	$90,883	$150,134	$276,136

General partner’s interest in distributable cash flow	12,766	10,608	35,962	31,358
Limited partners’ interest in distributable cash flow	$54,582	$80,275	$114,172	$244,778

Distributable cash flow per limited partner unit	$0.75	$1.24	$1.59	$3.79

(a)     Other non-cash items for the three months ended September 30, 2012 consist of a $21.6 million loss mainly associated with inventory related to the sale of 50% of our asphalt operations on September 28, 2012.

(b)    Distributable cash flow excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory.  The gain or loss associated with these contracts is realized in distributable cash flow when the contracts are settled.